Exhibit 99.1

athenahealth, Inc. Reports Second Quarter Fiscal Year 2010 Results

--28% Revenue Growth Over Second Quarter of 2009

--GAAP Net Income of $1.3 Million, or $0.04 Per Diluted Share

--Non-GAAP Adjusted Net Income of $4.1 Million, or $0.12 Per Diluted Share

WATERTOWN, Mass.--(BUSINESS WIRE)--July 22, 2010--athenahealth, Inc. (Nasdaq: ATHN), (the “Company”), a leading provider of web-based practice management, electronic health record (EHR), and patient communication services to medical groups, today announced financial and operational results for the second quarter of fiscal year 2010. The Company will conduct a conference call on Friday, July 23, 2010, at 8:00 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance. In addition, the Company has furnished prepared remarks in conjunction with this press release via a Current Report on Form 8-K. These prepared remarks, including supplemental charts containing non-financial metrics commonly reported with quarterly results, are available within the Investors section of the Company's website at www.athenahealth.com.

Total revenue for the three months ended June 30, 2010, was $58.6 million, compared to $45.6 million in the same period last year, an increase of 28%.

“athenahealth has successfully evolved from a single-product company to a full service partner across billing, medical records and patient communications,” said Jonathan Bush, the Company’s Chairman, President and Chief Executive Officer. “As part of this evolution, the sale of multiple services to clients is becoming a more significant driver of growth.”

For the three months ended June 30, 2010, Non-GAAP Adjusted Gross Margin was 60.7%, up from 58.6% in the same period last year. Non-GAAP Adjusted EBITDA was $9.9 million, or 16.9% of total revenue, compared to Non-GAAP Adjusted EBITDA of $7.7 million, or 16.8% of total revenue in the same period last year. GAAP Net Income for the second quarter of 2010 was $1.3 million, or $0.04 per diluted share compared to GAAP Net Income of $2.2 million or $0.06 per diluted share in the same period last year. Non-GAAP Adjusted Net Income was $4.1 million, or $0.12 per diluted share compared to $3.4 million or $0.10 per diluted share in the same period last year.

“The Company demonstrated strong revenue growth and increased adoption of our services during the first half of 2010,” said Tim Adams, the Company’s Chief Financial Officer and Treasurer. “Despite continued softness in physician office activity as well as the June Medicare claims hold that shifted about $1 million in business services revenue out of Q2 2010 and into Q3 2010, we grew revenue by 28% over Q2 2009 and continued to expand our Adjusted Gross Margin as well.”

Adams continued, “Looking ahead to the second half of 2010, we continue to expect Q3 2010 annual revenue growth of at least 30%. However, due to the lighter than expected physician office activity our clients are experiencing, we do not expect Q4 2010 annual revenue growth to reach our prior 30% target. Thus, for the full year 2010 we currently expect to achieve 29-30% growth in total revenue. In terms of profitability, we continue to expect year-over-year expansion in Adjusted Gross Margins as well as year-over-year expansion in Adjusted EBITDA and Adjusted Operating Margins during Q3 2010 and Q4 2010.”

Key metrics and milestones in the second quarter of 2010 included the following:

  $1.4 billion in collections posted to client accounts, compared to $1.2 billion in the same quarter of 2009
  38.8 average client Days in Accounts Receivable (DAR), compared to 40.2 average client DAR in the same quarter of 2009
  17,136 active physicians using athenaCollector® at June 30, 2010, compared to 13,591 at June 30, 2009
  24,782 active medical providers using athenaCollector at June 30, 2010, compared to 20,323 at June 30, 2009
  2,256 active medical providers using athenaClinicalsSM at June 30, 2010, 1,548 of which were physicians, compared to 1,043 providers and 624 physicians at June 30, 2009
  689 active medical providers using athenaCommunicatorSM at June 30, 2010, 442 of which were physicians.

As of June 30, 2010, the Company had cash, cash equivalents, and short-term investments of $89.4 million and short- and long-term debt and capital lease obligations of $11.0 million.

Use of Non-GAAP Financial Measures

In the Company’s earnings releases, conference calls, slide presentations, or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.athenahealth.com.

Conference Call Information

To participate in the Company's live conference call and webcast, please dial 877-303-6175 (678-809-1072 for international calls) using conference code No. 84476278 or visit the Investors section of the Company's web site: www.athenahealth.com. A replay will be available for one week following the conference call at 800-642-1687 (706-645-9291 for international calls) using conference code No. 84476278. A webcast replay will also be archived on the Company's website.

About athenahealth

athenahealth, Inc. is a leading provider of web-based business services for medical groups. athenahealth’s service offerings are based on proprietary web-native practice management and electronic health record (EHR) software, a continuously updated payer knowledge-base, integrated back-office service operations, and automated and live patient communication services. For more information, please visit www.athenahealth.com or call (888) 652-8200.

Forward-Looking Statements

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements reflecting management’s expectations for future financial and operational performance and operating expenditures, expected growth, including anticipated annual growth rates, profitability and business outlook, the benefits of the Company's current service offerings, and statements found under the Company’s Reconciliation of Non-GAAP Financial Measures section of this release. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the Company’s fluctuating operating results; the Company’s variable sales and implementation cycles, which may result in fluctuations in its quarterly results; risks associated with its expectations regarding its ability to maintain profitability; the impact of increased sales and marketing expenditures, including whether increased expansion in revenues is attained and whether impact on margins and profitability is longer term than expected; changes in tax rates or exposure to additional tax liabilities; the highly competitive industry in which the Company operates and the relative immaturity of the market for its service offerings; and the evolving and complex governmental and regulatory compliance environment in which the Company and its clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by the Company, see the disclosures contained in its public filings with the Securities and Exchange Commission, available on the Investors section of the Company’s website at http://www.athenahealth.com and on the SEC's website at http://www.sec.gov.

athenahealth, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	June	December
	30, 2010	31, 2009

Assets
Current assets:
Cash and cash equivalents	$27,945	$30,526
Short-term investments	61,457	52,323
Accounts receivable - net	35,247	33,323
Deferred tax assets	3,932	5,544
Prepaid expenses and other current assets	6,529	4,663
Total current assets	135,110	126,379

Property and equipment - net	31,053	24,871
Restricted cash	8,885	9,216
Software development costs - net	2,768	2,324
Purchased intangibles - net	13,570	14,490
Goodwill	22,120	22,120
Deferred tax assets	12,295	10,284
Other assets	1,116	1,393
Total assets	$226,917	$211,077

Liabilities & Stockholders' Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$3,322	$3,437
Accounts payable	2,246	1,880
Accrued compensation	14,647	15,774
Accrued expenses	11,316	10,781
Current portion of deferred revenue	5,419	4,038
Interest rate derivative liability	655	291
Current portion of deferred rent	1,372	1,288
Total current liabilities	38,977	37,489
Deferred revenue, net of current portion	32,169	28,684
Other long-term liabilities	1,191	1,191
Deferred rent, net of current portion	6,746	7,444
Debt and capital lease obligations, net of current portion	7,643	8,951
Total liabilities	86,726	83,759

Stockholders' equity:
Preferred stock, $0.01 par value: 5,000 shares authorized; no shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	-	-
Common stock, $0.01 par value: 125,000 shares authorized; 35,417 shares issued, and 34,139 shares outstanding at June 30, 2010; 35,166 shares issued and 33,888 shares outstanding at December 31, 2009.	354	352
Additional paid-in capital	181,113	169,715
Treasury stock, at cost, 1,278 shares	(1,200)	(1,200)
Accumulated other comprehensive income	(175)	(73)
Accumulated deficit	(39,901)	(41,476)
Total stockholders' equity	140,191	127,318
Total liabilities and stockholders' equity	$226,917	$211,077

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
		(as restated)		(as restated)
Revenue:
Business services	$56,399	$44,429	$108,964	$84,324
Implementation and other	2,153	1,219	4,065	2,352
Total revenue	58,552	45,648	113,029	86,676

Expense:
Direct operating	24,101	19,397	47,620	37,958
Selling and marketing	12,693	8,888	24,753	15,887
Research and development	4,824	3,439	8,898	6,620
General and administrative	11,403	8,394	23,080	16,595
Depreciation and amortization	2,657	1,798	5,077	3,437
Total expense	55,678	41,916	109,428	80,497

Operating income	2,874	3,732	3,601	6,179

Other income (expense):
Interest income	66	320	144	722
Interest expense	(118)	(283)	(335)	(457)
(Loss) gain on interest rate derivative contract	(304)	308	(364)	500
Other income	33	79	63	115
Total other income	(323)	424	(492)	880

Income before income taxes	2,551	4,156	3,109	7,059
Income tax provision	(1,253)	(1,912)	(1,534)	(3,277)

Net income	$1,298	$2,244	$1,575	$3,782

Net income per share - Basic	$0.04	$0.07	$0.05	$0.11

Net income per share - Diluted	$0.04	$0.06	$0.04	$0.11

Weighted average shares used in computing net income per share:
Basic	34,106	33,527	34,061	33,472
Diluted	35,178	34,822	35,190	34,818

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended
	June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:		(as restated)
Net income	$1,575	$3,782
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,997	3,596
Amortization of premium (discounts) on investments	733	(442)
Provision for uncollectible accounts	423	168
Deferred income taxes	(399)	2,880
Tax benefit from stock-based awards	(1,281)	(1,231)
Increase in fair value of contingent consideration	304	-
Loss (gain) on interest rate derivative contract	364	(500)
Stock compensation expense	6,694	3,992
Changes in operating assets and liabilities:
Accounts receivable	(2,347)	(612)
Prepaid expenses and other current assets	(584)	(1,289)
Other long-term assets	277	32
Accounts payable	128	800
Accrued expenses	(896)	(1,431)
Deferred revenue	4,866	2,801
Deferred rent	(614)	(543)
Net cash provided by operating activities	15,240	12,003

CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software development costs	(1,579)	(1,060)
Purchases of property and equipment	(9,870)	(5,061)
Proceeds from sales and maturities of investments	50,450	37,000
Proceeds from sale or disposal of equipment	363	3,366
Purchases of short-term investments	(60,372)	(51,770)
Decrease in restricted cash	331	332
Net cash used in investing activities	(20,677)	(17,193)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans	3,425	697
Payments on long-term debt and capital lease obligations	(1,786)	(2,319)
Tax benefit from stock-based awards	1,281	1,231
Net cash provided by (used in) financing activities	2,920	(391)
Effects of exchange rate changes on cash and cash equivalents	(64)	(32)
Net decrease in cash and cash equivalents	(2,581)	(5,613)
Cash and cash equivalents at beginning of period	30,526	28,933
Cash and cash equivalents at end of period	$27,945	$23,320

Supplemental disclosures of non-cash items - Property and equipment recorded in accounts payable and accrued expenses	$273	$37

Supplemental disclosures of cash flow information -
Cash paid for interest	$284	$317

Cash paid for taxes	$1,389	$514

Change in fair value of contingent consideration	$304	$-

Property and equipment acquired under capital leases	$363	$3,366

athenahealth, Inc.
STOCK-BASED COMPENSATION EXPENSE
(Unaudited, in thousands)

Set forth below is a breakout of stock-based compensation expense for the three and six months ended June 30, 2010 and 2009:

(unaudited, in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Stock-based compensation charged to:
Direct operating	$652	$400	$1,120	$775
Selling and marketing	888	529	1,578	1,043
Research and development	679	251	1,003	494
General and administrative	1,691	896	2,993	1,680
Total	$3,910	$2,076	$6,694	$3,992

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures” set forth below.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted Gross Margin

Set forth below is a presentation of the Company’s “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
		(As Restated)		(As Restated)
Total revenue	$58,552	$45,648	$113,029	$86,676
Direct operating expense	24,101	19,397	47,620	37,958
Total revenue less direct operating expense	34,451	26,251	65,409	48,718
Add: Stock-based compensation expense allocated to direct operating expense	652	400	1,120	775
Add: Amortization of purchased intangibles	460	80	920	160

Non-GAAP Adjusted Gross Profit	$35,563	$26,731	$67,449	$49,653

Non-GAAP Adjusted Gross Margin	60.7%	58.6%	59.7%	57.3%

Non-GAAP Adjusted EBITDA
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA” and “Non-GAAP Adjusted EBITDA Margin,” which represents Non-GAAP Adjusted EBITDA as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
		(As Restated)		(As Restated)
Total Revenue	$58,552	$45,648	$113,029	$86,676

GAAP net income	1,298	2,244	1,575	3,782
Add: Provision for income taxes	1,253	1,912	1,534	3,277
Add (less) : Total other (income) expense	323	(424)	492	(880)
Add: Stock-based compensation expense	3,910	2,076	6,694	3,992
Add: Depreciation and amortization	2,657	1,798	5,077	3,437
Add: Amortization of purchased intangibles	460	80	920	160

Non-GAAP Adjusted EBITDA	$9,901	$7,686	$16,292	$13,768

Non-GAAP Adjusted EBITDA Margin	16.9%	16.8%	14.4%	15.9%

Non-GAAP Adjusted Operating Income

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin.” Non-GAAP Adjusted Operating Income Margin represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
		(As Restated)		(As Restated)
Total revenue	$58,552	$45,648	$113,029	$86,676

GAAP net income	$1,298	$2,244	$1,575	$3,782
Add: Provision for income taxes	1,253	1,912	1,534	3,277
Add (less) : Total other (income) expense	323	(424)	492	(880)
Add: Stock-based compensation expense	3,910	2,076	6,694	3,992
Add: Amortization of purchased intangibles	460	80	920	160

Non-GAAP Adjusted Operating Income	$7,244	$5,888	$11,215	$10,331

Non-GAAP Adjusted Operating Income Margin	12.4%	12.9%	9.9%	11.9%

Non-GAAP Adjusted Net Income
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

(unaudited, in thousands except per share amounts)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
		(As Restated)		(As Restated)
GAAP net income	$1,298	$2,244	$1,575	$3,782
(Less) Add: (Gain) loss on interest rate derivative	304	(308)	364	(500)
Add: Stock-based compensation expense	3,910	2,076	6,694	3,992
Add: Amortization of purchased intangibles	460	80	920	160

Sub-total of tax deductible items	4,674	1,848	7,978	3,652

(Less): Tax impact of tax deductible items (1)	(1,870)	(739)	(3,191)	(1,461)

Non-GAAP Adjusted Net Income	$4,102	$3,353	$6,362	$5,973

Weighted average shares - diluted	35,178	34,822	35,190	34,818

Non-GAAP Adjusted Net Income per Diluted Share	$0.12	$0.10	$0.18	$0.17

(1) - Tax impact calculated using federal statutory tax rate of 34% and a blended state tax rate of 6%
*Note that Other (income) expense is no longer excluded per revised non-GAAP methodology as discussed in our Current Report on Form 8-K filed with the SEC on February 4, 2010

(unaudited, in thousands except per share amounts)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
		(As Restated)		(As Restated)
GAAP net income per share - diluted	$0.04	$0.06	$0.04	$0.11
(Less) Add: (Gain) loss on interest rate derivative	0.01	(0.01)	0.01	(0.01)
Add: Stock-based compensation expense	0.11	0.06	0.19	0.11
Add: Amortization of purchased intangibles	0.01	-	0.03	-

Sub-total of tax deductible items	0.13	0.05	0.23	0.10

(Less): Tax impact of tax deductible items (1)	(0.05)	(0.01)	(0.09)	(0.04)

Non-GAAP Adjusted Net Income per Diluted Share	$0.12	$0.10	$0.18	$0.17

Weighted average shares - diluted	35,178	34,822	35,190	34,818

(1) - Tax impact calculated using federal statutory tax rate of 34% and a blended state tax rate of 6%
*Note that Other (income) expense is no longer excluded per revised non-GAAP methodology as discussed in our Current Report on Form 8-K filed with the SEC on February 4, 2010

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company's short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted Gross Profit” as total revenue, less direct operating expense, plus stock-based compensation expense allocated to direct operating expense and amortization of purchased intangibles, and “Non-GAAP Adjusted Gross Margin” as non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in the Company’s ability to generate income from ongoing business operations.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income before provision for (benefit from) income taxes, total other (income) expense, stock-based compensation expense, depreciation and amortization, acquisition-related expenses and amortization of purchased intangibles and “Non-GAAP Adjusted EBITDA Margin” as Non-GAAP Adjusted EBITDA as a percentage of total revenue. Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income before provision for (benefit from) income taxes, total other (income) expense, stock-based compensation expense, acquisition-related expenses and amortization of purchased intangibles and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income before unrealized (gain) loss on an interest rate derivative, stock-based compensation expense, acquisition-related expenses, amortization of purchased intangibles, and any tax impact related to these items, and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

  Stock-based compensation expense — excluded because these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.
  Acquisition-related expenses and amortization of purchased intangibles — acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.
  Unrealized gains and losses on interest rate derivative — excluded because until they are realized, to the extent these gains or losses impact a period presented, management does not believe that they reflect the underlying performance of ongoing business operations for such period.

CONTACT:
athenahealth, Inc.
Jennifer Heizer (Investors), 617-402-1322
Director, Investor Relations
investorrelations@athenahealth.com
or
John Hallock (Media), 617-402-1428
Director, Corporate Communications
media@athenahealth.com